FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

THIS FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (hereinafter the "First

Amendment") is effective as of June 24, 2021, (the "Amendment Effective Date"), by and between Rutgers, The State University of New Jersey (hereinafter "RUTGERS") and Trevi Therapeutics, Inc. (hereinafter "Licensee", and together with RUTGERS the "PARTIES", and each individually a "PARTY"), and amends the license agreement between the PARTIES, effective November 5th, 2018 (the "Effective Date") (hereinafter "LICENSE").

WHEREAS, the PARTIES to the LICENSE wish to amend certain provisions of the LICENSE as set forth in this FIRST AMENDMENT.

NOW, THEREFORE, the PARTIES hereby agree as follows:

1.	All capitalized terms not defined in this FIRST AMENDMENT shall have the meanings given to them in the LICENSE.

2.	Licensee shall pay to Rutgers twenty-five thousand dollars ($25,000) within 30 days of the

Amendment Effective Date to extend the deadline to commence a clinical trial on nalbuphine for Levodopa Induced Dyskinesia to 31st December 2022.

3.

During the above extension period until 31st December 2022, Licensee shall maintain all Patent Rights and shall not abandon any licensed Patent Rights, including Patents Rights in United States, Canada, Japan, and all validated EP countries.

4.	SECTION 6.2 of the LICENSE is hereby deleted in its entirety and replaced with the following:

In addition to the above, if Licensee does not commence a clinical trial on nalbuphine for Levodopa Induced Dyskinesia by December 31st, 2022, then Licensee shall pay to Rutgers a fee of seventy-five thousand dollars ($75,000) (Payment) within seven (7) business days from December 31st, 2022, and Rutgers will have the right to terminate the Agreement. This Payment shall survive the termination of the agreement.

5.	Except as expressly set forth in Article 1, 2, 3 and 4 above, the LICENSE shall remain unmodified and in full force and effect.

6.	If there is a conflict between the FIRST AMENDMENT and any provisions of the LICENSE, the terms and conditions of the FIRST AMENDMENT shall prevail.

IN WITNESS WHEREOF, the PARTIES have executed this FIRST AMENDMENT as of the date and year set forth above.

Trevi Therapeutics, Inc.Rutgers, The State University of New Jersey

By /s/ Jennifer L. GoodBy /s/Tatiana Litvin-Vechnyak

Name Jennifer L. GoodName Tatiana Litvin-Vechnyak

Title President & CEO	Associate VP, Innovation and Research Commercialization
Date 7/1/2021	Date 6/29/2021